UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

GRAPHITE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Graphite Bio, Inc. 201 Haskins Way, Suite 210 South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 484-0886

(Telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of Graphite Bio, Inc. filed on May 16, 2022 (the “Original Form 8-K”). Following the initial filing of the Original Form 8-K, the registrant discovered that Item 8.01 was inadvertently tagged in the submission as Item 2.02. The Registrant is amending the Original Form 8-K solely to correct the item tag from Item 2.02 to Item 8.01. No disclosure has changed from the Original Form 8-K.

Item 8.01.	Other Events.

On May 16, 2022, Graphite Bio, Inc. (the “Company”) issued a press release titled “Graphite Bio Presents Preclinical Gene Replacement Data for GPH102 for Beta-Thalassemia at the ASGCT 25th Annual Meeting.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 16, 2022 entitled “Graphite Bio Presents Preclinical Gene Replacement Data for GPH102 for Beta-Thalassemia at the ASGCT 25th Annual Meeting.”

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Graphite Bio, Inc.

Date: July 13, 2022	By:	/s/ Alethia Young
Alethia Young
Chief Financial Officer